Exhibit 10.30

MARSH & McLENNAN COMPANIES, INC.

2011 INCENTIVE AND STOCK AWARD PLAN

TERMS AND CONDITIONS
OF
DEFERRED STOCK UNIT AWARDS
GRANTED ON [DATE]

TABLE OF CONTENTS

I. BACKGROUND.................................................................................................	...................3
II. AWARDS...........................................................................................................	...................3
A. General.........................................................................................................	...................3
1. Rights of Award Holders............................................................................	...................3
2. Restrictive Covenants Agreement.............................................................	...................3
B. Stock Units....................................................................................................	...................3
1. General......................................................................................................	...................3
2. Vesting.......................................................................................................	...................4
3. Dividend Equivalents.................................................................................	...................4
4. Delivery of Shares.....................................................................................	...................4
C. Satisfaction of Tax Obligations......................................................................	...................4
1. Recommendation......................................................................................	...................4
2. U.S. Employees.........................................................................................	...................4
3. Non- U.S. Employees................................................................................	...................5
III. EMPLOYMENT EVENTS..................................................................................	...................5
A. Death.............................................................................................................	...................5
B. Permanent Disability.....................................................................................	...................5
C. Termination by the Company Other Than for Cause....................................	...................5
D. All Other Terminations...................................................................................	...................6
E. Condition to Vesting of Award.......................................................................	...................6
F. Determination of Pro Rata Vesting upon Termination of Employment..........	...................6
G. Section 409A of the Code.............................................................................	...................6
IV. CHANGE IN CONTROL PROVISIONS.............................................................	...................8
V. DEFINITIONS....................................................................................................	...................8
VI. ADDITIONAL PROVISIONS.............................................................................	.................10
VII. QUESTIONS AND ADDITIONAL INFORMATION..........................................	.................11

I.	BACKGROUND
An award (“Award”) has been granted to you under the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan (the “Plan). The type of Award, the number of shares of Marsh & McLennan Companies, Inc. (“Marsh & McLennan Companies) common stock and the vesting schedule applicable to that Award are specified in materials provided to you by Global & Executive Compensation (“Grant Documentation). The Award is also subject to the terms and conditions set forth herein (the “Terms and Conditions). For employees outside the United States, the awards are subject to additional terms and conditions as set forth in the country-specific notices (the “Country-Specific Notices”). The Prospectus dated [Date], also describes important information about the Plan. The Terms and Conditions, the Country-Specific Notices (if applicable), and the Plan will be referred to herein as the “Award Documentation.” As used herein, “Common Stock” means common stock of Marsh & McLennan Companies.
Capitalized terms in these Terms and Conditions are defined in Section V.

II.	AWARDS

A.	General.

1.
Rights of Award Holders. Unless and until the vesting conditions of an Award have been satisfied and shares of Common Stock have been delivered to you in accordance with the Award Documentation, you have only the rights of a general unsecured creditor. Unless and until shares of Common Stock have been delivered to you, you have none of the attributes of ownership to such shares (e.g., units cannot be used as payment for stock option exercises; units may not be transferred or assigned; units have no voting rights).

2.
Restrictive Covenants Agreement. A Restrictive Covenants Agreement in a form determined by Marsh & McLennan Companies (“Restrictive Covenants Agreement”) must be in place in order to accept your Award and you must execute or reaffirm, as determined by Marsh & McLennan Companies, in its sole discretion, the Restrictive Covenants Agreement in order for your Award to vest as provided in Section III. Failure to timely execute or reaffirm and comply with the Restrictive Covenants Agreement by the date specified in the Grant Documentation will result in forfeiture of all of your rights, title and interest in and to the Award.

B.	Stock Units.

1.
General. A deferred stock unit (“DSU” or “Stock Unit”) represents an unfunded and unsecured promise to deliver (or cause to be delivered) to you, subject to the Award Documentation, one share of Common Stock.

2.
Vesting. Subject to your continued employment, [Vesting Percentage] of the Stock Units will vest on [Vesting Date (s)]. If your employment terminates before your Award is scheduled to fully vest, your right to unvested Stock Units will be determined in accordance with Section III below.

3.
Dividend Equivalents. Dividend equivalents equal to the dividend payment (if any) that would have been made in respect of one share of Common Stock for each outstanding Stock Unit covered by the Award will accrue in U.S. dollars on each dividend record date that occurs on or after the grant date of the Award while the Award is outstanding. Accrued dividend equivalents will vest when the corresponding Stock Units covered by the Award in respect of which such dividend equivalents were accrued vest. Such vested dividend equivalents will be delivered after the shares of Common Stock in respect of such vested Stock Units are delivered and within the time period provided in Section II.B.4, subject to the satisfaction of any applicable tax obligations, as described in Section II.C. Dividend equivalents will be accrued only with respect to Stock Units that are outstanding on a dividend record date and will not be paid on Stock Units that do not vest or are forfeited.

4.
Delivery of Shares. Shares of Common Stock in respect of the Stock Units covered by the Award shall be distributed to you as soon as practicable after vesting, and in no event later than 60 days after vesting. The delivery of shares of Common Stock in respect of the Stock Units is conditioned on the satisfaction of any applicable tax obligations, as described in Section II.C. Any shares of Common Stock and/or cash or other property that may be deliverable to you following your death shall be delivered to the person or persons to whom your rights pass by will or the law of descent and distribution, and such delivery shall completely discharge the Company’s obligations under the Award.

C.	Satisfaction of Tax Obligations.

1.	Recommendation. It is recommended that you consult with your personal tax advisor for more detailed information regarding the tax treatment of the Award.

2.	U.S. Employees.

a.
Applicable employment taxes are required by law to be withheld when a Stock Unit vests. Applicable income taxes are required by law to be withheld when shares of Common Stock in respect of Stock Units are delivered to you. A sufficient number of whole shares of Common Stock will be retained by Marsh & McLennan Companies to satisfy the tax-withholding obligation.

3.	Non-U.S. Employees.

a.
Stock Units. In most countries, the value of a Stock Unit is generally not taxable on the grant date. If the value of the Stock Unit is not taxable on the grant date, it will, in most countries, be taxed at a later time, for example, upon delivery of shares of Common Stock in respect of the Stock Unit, and/or the subsequent sale of the shares of Common Stock.

b.
Withholding. Marsh & McLennan Companies and/or your local employer shall have the power and the right to deduct and withhold from your Award and other compensation, or require you to remit to Marsh & McLennan Companies and to your local employer, an amount sufficient to satisfy any taxes that Marsh & McLennan Companies considers are payable under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gain taxes, transfer taxes, social security contributions, and National Insurance Contributions with respect to the Award, including any and all associated tax events derived therefrom. If applicable, Marsh & McLennan Companies and/or your local employer may retain and sell a sufficient number of shares of Common Stock distributable in respect of the Award for this purpose.

III.	EMPLOYMENT EVENTS

A.	Death.

1.	In the event your employment is terminated because of your death, the Stock Units will vest at such termination of employment and will be distributed as described in Section II.B.4.

B.	Permanent Disability.

1.
Upon the occurrence of your Permanent Disability, the Stock Units will vest and will be distributed as described in Section II.B.4, provided that you satisfy the condition to vesting described in Section III.E.

C.	Termination by the Company Other Than for Cause.

1.
In the event your employment is terminated by the Company other than for Cause, the Stock Units will vest at such termination of employment on a pro rata basis as described in Section III.F and will be distributed as described in Section II.B.4, provided that you satisfy the condition to vesting described in Section III.E.

2.
Sale of Business Unit. For the avoidance of doubt, in the event of a sale or similar transaction involving the business unit for which you work (“Employing Company”) as a result of which the Employing Company ceases to be a subsidiary or affiliate of

Marsh & McLennan Companies, your employment will be deemed terminated by the Company other than for Cause, even if your employment with the Employing Company continues after the sale.

D.	All Other Terminations.
For all other terminations of employment not described in Sections III.A through C above (including, but not limited to, a termination by the Company for Cause), all of your rights, title and interest in and to the Award, whether vested or unvested, shall be forfeited on the date of such termination of employment. For purposes of these Terms and Conditions, your employment will be treated as terminated when you are no longer employed by the Company.

E.	Condition to Vesting of Award.
In the event of your Permanent Disability or your termination of employment other than for Cause as described in Sections III.B and C, you will be required to execute or reaffirm, as determined by Marsh & McLennan Companies in its sole discretion, and return to Marsh & McLennan Companies (or an agent appointed by Marsh & McLennan Companies) a Restrictive Covenants Agreement within 30 days following your termination of employment or the occurrence of your Permanent Disability as a condition to vesting of any unvested portion of the Award. Failure to timely execute and comply with the Restrictive Covenants Agreement will result in forfeiture of all of your rights, title and interest in and to the Award.

F.	Determination of Pro Rata Vesting upon Termination of Employment.
The number of Stock Units that vests on a pro rata basis upon termination of employment will be determined using the following formula:

where

A	= the number of Stock Units covered by the Award;

B	= the number of days in the period beginning on the grant date of the Award and ending on the employment termination date;

C	= the number of days in the period beginning on the grant date of the Award and ending on the date the Award is scheduled to fully vest; and

D	= the number of Stock Units that has previously vested.

G.	Section 409A of the Code.

1.
Notwithstanding any other provision herein, your Award may be subject to additional restrictions to ensure compliance with the requirements of Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and regulations thereunder (regarding nonqualified deferred compensation) (“Section 409A of the Code”). The

Compensation Committee of the Board of Directors of Marsh & McLennan Companies (the “Committee”) intends to administer the Awards in accordance with Section 409A of the Code and reserves the right to make changes in the terms or operations of the Awards (including changes that may have retroactive effect) deemed necessary or desirable to comply with Section 409A of the Code. This means, for example, that the timing of distributions may be different from those described in this document or in other materials relating to the Award or the Plan that do not reflect Section 409A of the Code. If your Award is not in compliance with Section 409A of the Code, you may be subject to immediate taxation of all unpaid awards under the Plan that are subject to Section 409A of the Code at your regular income tax rate, plus a 20% additional tax, plus interest at the underpayment rate plus 1%.

2.
Notwithstanding any provision herein, if any portion of your Award is determined to be nonqualified deferred compensation subject to Section 409A of the Code, any references to “termination of employment,” or “when you are no longer employed” in these Terms and Conditions shall have the following meaning:

Your “termination of employment” (or similar terms) shall occur when you have incurred a “separation from service” within the meaning of Section 409A of the Code and as further defined herein. Specifically, you will have incurred a “separation from service” when the level of services you provide to Marsh & McLennan Companies or any of its affiliates in any capacity, including as an employee, director, independent contractor or consultant, does not exceed 20% of the level of services that you provided to Marsh & McLennan Companies and its affiliates in the preceding 36 months (or shorter period of service if, for example, your total service with Marsh & McLennan Companies is less than 36 months), all as determined in accordance with Section 409A of the Code. In determining whether a “separation from service” has occurred, any period of up to six months during which you are on a bona fide leave of absence or up to 29 months during which you are absent from work due to a disability for which you are receiving Marsh & McLennan Companies Long-Term Disability benefits will be ignored.

3.
Notwithstanding any provision herein, if at the time of the termination of your employment you are a “specified employee” (as defined in Section 409A of the Code) no portion of your Award that is determined to be nonqualified deferred compensation subject to Section 409A of the Code shall be distributed until the first day of the seventh month after the termination of employment and any such distributions to which you would otherwise be entitled during the first six months following your termination of employment will be accumulated and paid without interest on the first day of the seventh month after the termination of employment. The provisions of this subparagraph will only apply if and to the extent required to avoid any “additional tax” under Section 409A of the Code. This subparagraph does not guarantee that your Award will not be subject to “additional tax” or other adverse tax consequences under Section 409A of the Code.

IV.	CHANGE IN CONTROL PROVISIONS
Upon the occurrence of a “Change in Control” of Marsh & McLennan Companies, as defined in the Plan, the Award will continue to vest in accordance with its regular vesting schedule as specified in Section II and subject to the employment events provisions in Section III; provided that, the Award will become fully vested upon your termination of employment by the Company other than for Cause or by you for Good Reason during the 24-month period following such Change in Control and any Stock Units covered by the Award will be distributed as described in Section II.B.4.

V.	DEFINITIONS
As used in these Terms and Conditions:

A.	“Cause” shall mean:

1.	willful failure to substantially perform the duties consistent with your position which is not remedied within 30 days after receipt of written notice from the Company specifying such failure;

2.	willful violation of any written company policies including but not limited to, the Company’s code of business conduct & ethics;

3.
commission at any time of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

4.	unlawful use (including being under the influence) or possession of illegal drugs;

5.	any gross negligence or willful misconduct resulting in a material loss to the Company, or material damage to the reputation of the Company; or

6.
any violation of any statutory or common law duty of loyalty to the Company, including the commission at any time of any act of fraud, embezzlement, or material breach of fiduciary duty against the Company.

B.	“Company” shall mean Marsh & McLennan Companies or any of its subsidiaries or affiliates.

C.	“Good Reason” shall mean any of the following without your written consent:

1.	a material reduction in your base salary;

2.	a material reduction in your annual incentive opportunity (including a material adverse change in the method of calculating your annual incentive);

3.	a material diminution of your duties, responsibilities or authority; or

4.	a relocation of more than 50 miles from your office location in effect immediately prior to the Change in Control;
provided that you provide Marsh & McLennan Companies with written notice of your intent to terminate your employment for Good Reason within 60 days of your becoming aware of any circumstances set forth above (with such notice indicating the specific termination provision above on which you are relying and describing in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the indicated provision) and that you provide Marsh & McLennan Companies with at least 30 days following receipt of such notice to remedy such circumstances.

D.
“Permanent Disability” will be deemed to occur when it is determined (by Marsh & McLennan Companies’ disability carrier for the primary long-term disability plan or program applicable to you because of your employment with the Company) that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

E.	Additional Definitions.
The terms below are defined on the following pages:

Award......................................................................................................	...................3
Award Documentation.............................................................................	...................3
Change in Control...................................................................................	...................8
Committee...............................................................................................	...................7
Common Stock........................................................................................	...................3
Country-Specific Notices.........................................................................	...................3
DSU.........................................................................................................	...................3
Employing Company...............................................................................	...................5
Grant Documentation..............................................................................	...................3
Marsh & McLennan Companies..............................................................	...................3
Plan.........................................................................................................	...................3
Restrictive Covenants Agreement ..........................................................	...................3
Section 409A of the Code........................................................................	...................6
Stock Unit ...............................................................................................	...................3
Terms and Conditions..............................................................................	...................3

VI.	ADDITIONAL PROVISIONS

A.	Additional Provisions—General

1.
Administrative Rules. The Award shall be subject to such additional administrative regulations as the Committee may, from time to time, adopt. All decisions of the Committee upon any questions arising under the Award Documentation shall be conclusive and binding. The Committee may delegate to any other individual or entity the authority to perform any or all of the functions of the Committee under the Award, and references to the Committee shall be deemed to include any such delegate.

2.
Amendment. The Committee may, in its sole discretion, amend the terms of the Award; provided, however, that if the Committee concludes, in its sole discretion, that such amendment is likely to materially impair your rights with respect to the Award, such amendment shall not be implemented with respect to your Award without your consent, except to the extent that any such action is made to cause the Award to comply with applicable law, stock market or exchange rules and regulations, or accounting or tax rules and regulations, or is otherwise made in accordance with Section VI.A.4.

3.
Limitations. Payment of your Award is not secured by trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific asset of the Company by reason of the Award. Your right to payment of your Award is the same as the right of an unsecured general creditor of the Company.

4.
Cancellation or Clawback of Awards. Marsh & McLennan Companies may, to the extent permitted by applicable law and stock exchange rules or by any applicable Marsh & McLennan Companies policy or arrangement or as specified in an Award Agreement, cancel, reduce or require reimbursement of any Awards granted to you.

B.	Additional Provisions—Outside the United States

1.
Changes to Delivery. In the event that Marsh & McLennan Companies considers that due to legal, regulatory or tax issues the normal delivery of an Award to a participant outside the United States would not be appropriate, then Marsh & McLennan Companies may, in its sole discretion, determine how the value of the Award will be delivered. Without limitation, this may include making any payments due under the Award in cash instead of shares of Common Stock in an amount equivalent to the value of the Award on the date of vesting after payment of applicable taxes and fees. If the value of an Award is to be delivered in cash instead of shares of Common Stock, Marsh & McLennan Companies may sell any shares of

Common Stock distributable in respect of the Award on your behalf and use the proceeds (after payment of applicable taxes and fees) to satisfy the Award.

2.
Amendment and Modification. The Committee may modify the terms of any Award under the Plan granted to you if you are, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order for such Award to conform to laws, regulations, and customs of the country in which you are then resident or primarily employed, or so that the value and other benefits of the Award to you, as affected by non-U.S. tax laws and other restrictions applicable as a result of your residence or employment outside of the United States, shall be comparable to the value of such an Award to an individual who is resident or primarily employed in the United States.

VII.	QUESTIONS AND ADDITIONAL INFORMATION
Please retain this document in your permanent records. If you have any questions regarding the Plan or your Award or if you would like an account statement detailing the number of shares of Common Stock covered by your Award and the vesting date(s) of your Award, or any other information, please contact:

Global & Executive Compensation
Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, New York 10036‑2774
United States of America
Telephone Number: +1 212 345-9722
Facsimile Number: +1 212 948-8481
Email: mmc.compensation@mmc.com